As filed with the Securities and Exchange Commission on March 9, 2009
Registration No. 333-131393

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vector Group Ltd.
(Exact name of registrant as specified in its charter)

Delaware	65-0949535
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Richard J. Lampen
Executive Vice President
Vector Group Ltd.
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Stephen E. Older, Esq.
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
(212) 547-5400

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Termination of Registration Statement and Deregistration of Securities
This Post-Effective Amendment No. 1 relates to the automatic shelf registration statement on Form S-3 (Registration No. 333-131393) (the “Registration Statement”), filed with the Securities and Exchange Commission on January 31, 2006, pursuant to which Vector Group Ltd. (the “Company” or the “Registrant”) registered 7,000,000 shares of the Company’s common stock (the “Registered Shares”) that were offered for sale from time to time by some of our shareholders. The Company was contractually obligated to register the Registered Shares and to maintain the Registration Statement’s effectiveness for a specified period of time. The Company is no longer contractually obligated to maintain the effectiveness of the Registration Statement due to the expiration of such period. Accordingly, the undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on the 9th day of March, 2009.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 9, 2009.

* Howard M. Lorber	President and Chief Executive Officer (Principal Executive Officer)
/s/ J. Bryant Kirkland III J. Bryant Kirkland III	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Henry C. Beinstein	Director
* Ronald J. Bernstein	Director
* Robert J. Eide	Director
* Bennett S. LeBow	Director
* Jeffrey S. Podell	Director
* Jean E. Sharpe	Director
* By: /s/ J. Bryant Kirkland III J. Bryant Kirkland III Attorney in Fact